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                               FIRST AMENDMENT TO
                            STOCK PURCHASE AGREEMENT


         This First Amendment to Stock Purchase Agreement (the "Amendment") is made as of March 27, 2002, and shall amend the Stock Purchase Agreement (the "Agreement") made on September 7, 2001 by and between AM BROADBAND SERVICES, INC., a Delaware corporation, with an address at 1900 AM Drive, Quakertown, Pennsylvania 18951-2237 (the "Buyer"), AM COMMUNICATIONS, INC., a Delaware corporation, with an address at 1900 AM Drive, Quakertown, Pennsylvania 18951-2237 (the "Parent") and all of the shareholders of SRS COMMUNICATIONS CORPORATION, a Connecticut corporation, ("SRS") and EDJ COMMUNICATIONS, INC., a Connecticut corporation, ("EDJ") (each a "Seller" and, collectively, the "Sellers"), all of whose names, addresses and shareholdings, along with the consideration to be received by each such Seller, are set forth on Exhibit A to the Agreement. SRS and EDJ are also sometimes referred to, individually, as a "Company" and, collectively, as the "Companies."

         WHEREAS, the Sellers and the Buyer desire to amend to terms of the Agreement consistent with the terms set forth herein.

         NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth in the Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers and the Buyer covenant and agree as follows:

         1. Section 2 of the Agreement shall be hereby amended in its entirety to read as follows:

              "2. Purchase Price. Subject to the adjustment as provided in
Section 3 below, the Purchase Price payable hereunder for the sale mid purchase of the Stock shall be payable by the Buyer to the Sellers as follows:

              (a) $1,150,000.00 in cash, to be paid by the Buyer to the Sellers in weekly installments following the Closing, each in an amount equal to that portion of the Companies' accounts receivable existing as of the Closing which are actually collected by the Companies during the applicable week and continuing until the total of such installments equals $1,150,000.00;

              (b) $2,780,000.00 in the form of a subordinated promissory note in the form attached hereto as Exhibit B (the "Note"), to be delivered by the Buyer to the Sellers at the Closing; and

              (c) 9,000,000 restricted shares of common stock of AM Communications, Inc., par value 110 per sire (the "AM Shares"), to be delivered by the Buyer to the Sellers at the Closing."


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         2. In all other respects, the terms and provisions of the Agreement are hereby ratified and confirmed.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.


                               AM BROADBAND SERVICES, INC.

                               By: ______________________
                               Name: Maqbool A. Qurashi
                               Title: Group Vice President & General Manager


                               AM COMMUNICATIONS, INC.

                               By: ______________________
                               Name: Javad K. Hassan
                               Title:   Chairman & CEO


                               --------------------------
                               David P. Sylvestre

                               --------------------------
                               Clifford P. Sylvestre

                               --------------------------
                               Edward L. Reynolds

                               --------------------------
                               Joanne Sylvestre

                               --------------------------
                               Donna M. Sylvestre

                               --------------------------
                               Elizabeth D. Reynolds